Exhibit 11.12

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in this Annual Report on Form 1-K of our reports dated April 28, 2021, relating to the financial statements of Mystic Holding, Inc. appearing in the Annual Report, which is a part of such Annual Report Statement.

www.kkmehtacpa.com

Garden City, New York

April 28, 2021